    As filed with the Securities and Exchange Commission on January 13, 1997

                                              Registration No. 333-[___________]
================================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                               ---------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                               ---------------

                             THE GNI GROUP, INC.
           (Exact name of registrant as specified in its charter)


          DELAWARE                                            76-0232338
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                             Identification No.)

                               ---------------

                             2525 BATTLEGROUND ROAD
                             DEER PARK, TEXAS 77536
          (Address of Principal Executive Offices Including Zip Code)

                               ---------------

     THE GNI GROUP, INC. 1995 MANAGEMENT EQUITY INCENTIVE/STOCK OPTION PLAN
                            (Full title of the Plan)

                               ---------------

           Carl V Rush, Jr.                                Copy to:
President and Chief Executive Officer                  Geoffrey A. Long
         The GNI Group, Inc.                    Bracewell & Patterson, L.L.P.
       2525 Battleground Road                  711 Louisiana Street, Suite 2900
            P. O. Box 220                         Houston, Texas 77002-2781
     Deer Park, Texas 77536-0220                        (713) 223-2900
            (281) 930-0350
 (Name, address and telephone number
         of agent for service)

                               ---------------

                        CALCULATION OF REGISTRATION FEE

===========================================================================================================
                                              PROPOSED MAXIMUM         PROPOSED MAXIMUM         AMOUNT OF
 TITLES OF SECURITIES     AMOUNT TO BE         OFFERING PRICE         AGGREGATE OFFERING       REGISTRATION
 TO BE REGISTERED         REGISTERED(1)         PER SHARE(2)               PRICE(2)                FEE
-----------------------------------------------------------------------------------------------------------
 Common Stock,               500,000               $6.125                 $3,062,500               $929
 $.01 par value              shares
===========================================================================================================

(1) Pursuant to Rule 416(a), this Registration Statement shall also include any additional shares of Common Stock issuable pursuant to the antidilution provisions of the Plan.

(2) The proposed maximum offering price per share and the proposed maximum aggregate offering price are (a) calculated, pursuant to Rule 457(h)(1), by multiplying the number of shares to be registered by the average of the high and low prices of a share of Common Stock, as quoted on the NASDAQ National Market System on January 9, 1997, which was $6.125, and (b) provided herein for the sole purpose of determining the registration fee.
================================================================================

                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.       Incorporation of Documents by Reference.

       The following materials previously filed by The GNI Group, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

       1. The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1996;

       2. The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996;

       3. The description of the common stock, par value $.01 per share, of the Company (the "Common Stock") which is contained in the Registration Statement on Form 8-A filed by the Company on February 25, 1988 under Section 12 of the Exchange Act; and

       4.     The Company's Current Report on Form 8-K filed on October 1,
              1996.

All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c) 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all the shares of Common Stock registered hereunder have been sold or which deregisters all shares of Common Stock then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

       Any statements contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 6.       Indemnification of Directors and Officers.

       The Company's Certificate of Incorporation and Bylaws incorporate substantially the provisions of the Delaware General Corporation Law ("DGCL") providing for indemnification of directors and officers of the Company against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an officer or director of the Company or is or was serving at the request of the Company as a director, officer or employee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

       As permitted by Section 102 of the DGCL, Article IX of the Company's Certificate of Incorporation contains provisions eliminating a director's personal liability for monetary damages to the Company and its stockholders arising from a breach of a director's fiduciary duty except for liability (a) for any breach of the director's duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit.

       Section 145 of the DGCL provides generally that a person sued as a director, officer, employee or agent of a corporation may be indemnified by the corporation for reasonable expenses, including attorneys' fees, if in the case of other than derivative suits he has acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation (and, in the case of a criminal proceeding, had no reasonable cause to believe that his conduct was unlawful). In the case of a derivative suit, an officer, employee or agent of the corporation which is not protected by the Certificate of Incorporation may be indemnified by the corporation for reasonable expenses, including attorneys' fees, if he has acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in the case of a derivative suit in respect of any claim as to which an officer, employee or agent has been adjudged to be liable to the corporation unless that person is fairly and reasonable entitled to indemnity for proper expenses. Indemnification is mandatory in the case of a director, officer, employee, or agent who is successful on the merits in defense of a suit against him.

       Article VIII of the Bylaws of the Company authorizes the Company to indemnify any person (including its directors and executive officers) entitled to indemnity under law, to the fullest extent permitted by law.

       The Company has entered into Indemnity Agreements with its directors and certain key officers pursuant to which the Company generally is obligated to indemnify its directors and such officers to the full extent permitted by the DGCL as described above.

Item 8.       Exhibits.

       The list of Exhibits to this Registration Statement is set forth below and in the Exhibit Index on page 7 hereof.

Exhibit
Number                      Description of Exhibit
-------                     ----------------------
  4.1         Certificate of Incorporation of the Company, as amended -
              incorporated herein by reference from Exhibit 3.1 to the
              Company's Quarterly Report on Form 10-Q for the quarter ended
              September 30, 1995.

  4.2 Bylaws of the Company, as amended - incorporated by reference from Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995.

  4.3         Specimen form of Certificate evidencing Common Stock, par value
              $.01 per share - incorporated by reference from Exhibit 4.3 to the Company's Registration Statement on Form S-1 (Registration
              No. 33-58784).

 *4.4         The Company's 1995 Management Equity Incentive/Stock Option Plan.

 *5 Opinion of Bracewell & Patterson, L.L.P. regarding the legality of the shares of Common Stock covered by this Registration
              Statement.

 *23.1 Consent of Bracewell & Patterson, L.L.P. (included in their opinion filed as Exhibit 5 to this Registration Statement).

 *23.2 Consent of KPMG Peat Marwick LLP, independent certified public accountants.

 *24 Powers of Attorney (included on the signature page of this Registration Statement as originally filed).

-----------------
 * filed herewith

Item 9.       Undertakings.

       The Company hereby adopts the following undertakings pursuant to Item 512(a), (b) and (h) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act") and the Exchange Act.

              (a)    The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

       Provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, The GNI Group, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Deer Park, State of Texas, on January 13, 1997.


                                         THE GNI GROUP, INC.



                                         By: /s/ Carl V Rush, Jr.
                                            ------------------------------------
                                             Carl V Rush, Jr.
                                             President and
                                             Chief Executive Officer


       Each person whose signature appears below on this Registration Statement hereby constitutes and appoints Carl V Rush, Jr. and Dawn S. Born, each with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing he or she might do or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                     Title                        Date
          ---------                     -----                        ----
  /s/ Carl V Rush, Jr.              Director, President and       January 13, 1997
-------------------------------     Chief Executive Officer
Carl V Rush, Jr.


  /s/ Titus H. Harris, III          Executive Vice President,     January 13, 1997
-------------------------------     Chief Financial Officer
Titus H. Harris, III                and Secretary (principal
                                    financial officer)


  /s/ Donna L. Ratliff              Treasurer (principal          January 13, 1997
-------------------------------     accounting officer)
Donna L.  Ratliff

  /s/ Titus H. Harris, Jr.          Director, Chairman of the     January 13, 1997
-------------------------------     Board of Directors
Titus H. Harris, Jr.


  /s/ Newton E. Dudney              Director                      January 13, 1997
-------------------------------
Newton E. Dudney


  /s/ John W. Lyons, Jr.            Director                      January 13, 1997
-------------------------------
John W. Lyons, Jr.


  /s/ F. Oliver Nicklin, Jr.        Director                      January 13, 1997
-------------------------------
F. Oliver Nicklin, Jr.

                                 EXHIBIT INDEX


Exhibit
Number                      Description of Exhibit
-------                     ----------------------
  4.1         Certificate of Incorporation of the Company, as amended -
              incorporated herein by reference from Exhibit 3.1 to the
              Company's Quarterly Report on Form 10-Q for the quarter ended
              September 30, 1995.

  4.2 Bylaws of the Company, as amended - incorporated by reference from Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995.

  4.3         Specimen form of Certificate evidencing Common Stock, par value
              $.01 per share - incorporated by reference from Exhibit 4.3 to the Company's Registration Statement on Form S-1 (Registration
              No. 33-58784).

 *4.4         The Company's 1995 Management Equity Incentive/Stock Option Plan.

 *5 Opinion of Bracewell & Patterson, L.L.P. regarding the legality of the shares of Common Stock covered by this Registration
              Statement.

*23.1 Consent of Bracewell & Patterson, L.L.P. (included in their opinion filed as Exhibit 5 to this Registration Statement).

*23.2 Consent of KPMG Peat Marwick LLP, independent certified public accountants.

*24 Powers of Attorney (included on the signature page of this Registration Statement as originally filed).

-----------------
 * filed herewith